Exhibit 99.1

List of Filing Subsidiaries of Claire’s Stores, Inc.

Entity Name	State of Incorporation

Claire’s Inc. (parent of Claire’s Stores, Inc.)	DE
Claire’s Puerto Rico Corp.	DE
CBI Distributing Corp.	DE
Claire’s Boutiques, Inc.	CO
Claire’s Canada Corp.	DE
BMS Distributing Corp.	DE
CSI Canada LLC	DE